UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 14, 2017

DATE OF REPORT: August 22, 2017

CORIX BIOSCIENCE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Martial Definitive Agreement

On August 14, 2017, Corix Bioscience, Inc., a Wyoming corporation (the “Company”) entered into a Sales Agreement with Positively Green Organics, LLC, a Nevada limited liability company (“PGO”), whereby PGO has agreed to farm cannabidol flower for the Company’s processing and sales to third-parties (the “Sales Agreement”). PGO has committed 150 acres of farming land for the manufacturing process. In addition to processing and sales, the Company will be providing ancillary support services to PGO as part of the overall farming and manufacturing process. There is no material relationship between the Company and PGO, nor any relation between the Company’s affiliates and PGO.

PGO is to deliver 10% or more of cannabidol flower with less than .3% THC or cannabidol flower approved by the State of Nevada Department of Agriculture to Corix. In turn, Corix will process the cannabidol flower and sell all of the cannabidol flower biomass to third-parties. Corix will be capped at 22,000 pounds per month unless otherwise agreed to by the parties. Corix and PGO have agreed to a profit sharing relationship from the sales. For any sales of cannabidol flower of $153/pound and above, PGO is to receive 66% of proceeds with Corix receiving the balance. For those sales of $152/pound and below, Corix and PGO have agreed to negotiate a sharing split in good faith. The parties agree that the anticipated starting price will be $575/pound. This is a summary of the material terms of the Agreement. The reader should read the exhibits herein for further information.

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events

The Agreement has been published on a press release dated August 16, 2017.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
10.1	Sales Agreement (Positively Green Organics)
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:  /s/ Michael Ogburn

Name: Michael Ogburn

Title: Chief Executive Officer and President

Dated: August 22, 2017

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